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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): December 11, 2001

                          RENAISSANCE WORLDWIDE, INC.
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              (Exact Name of Registrant as Specified in Charter)

 MASSACHUSETTS                   0-28192                        04-2920563
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(State or Other           (Commission File Number)           (I.R.S. Employer
 Jurisdiction of                                            Identification No.)
 Incorporation)

                               52 SECOND AVENUE
                         WALTHAM, MASSACHUSETTS  02451
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            (Address of Principal Executive Offices)    (Zip Code)

                                (781) 461-7800
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             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant.
         --------------------------------

Item 2.  Acquisition or Disposition of Assets.
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     On December 11, 2001 (the "Effective Date"), Renaissance Worldwide, Inc., a
Massachusetts corporation ("RWI"), was acquired by Aquent, Inc., a Massachusetts corporation ("Aquent"). The acquisition was completed pursuant to an Agreement and Plan of Merger, dated as of October 5, 2001 (the "Merger Agreement"), by and among Aquent, JetElectro Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Aquent ("JetElectro"), and RWI. Upon consummation of the transactions contemplated by the Merger Agreement, JetElectro was merged with and into RWI (the "Merger"), whereby RWI became a wholly owned subsidiary of Aquent. As a result of the Merger, Aquent owns 100% of the capital stock of RWI.

     The Merger Agreement was approved by the board of directors and shareholders of RWI holding a majority of the outstanding shares of Aquent common stock, no par value per share (the "RWI Common Stock"), at a Special Meeting of Shareholders held on December 4, 2001. G. Drew Conway, former Chief Executive Officer of RWI and, together with various family trusts and a charitable foundation organized by Mr. Conway, the beneficial owner of approximately 23% of RWI Common Stock, voted all of his shares of RWI Common Stock to approve and adopt the Merger Agreement in accordance with the terms of a Voting Agreement between him and Aquent.

     Under the terms of the Merger Agreement each outstanding share of RWI Common Stock as of the Effective Date was converted into the right to receive $2.00 in cash. In connection with the Merger, the outstanding options of RWI as of the Effective Date were either terminated or converted into the right to receive, upon vesting and exercise, a cash payment equal to the product of (1) the number of shares underlying the option and (2) the amount by which $2.00 is greater than the per share exercise price of the option.

     Aquent financed the Merger through the use of cash held by RWI and Aquent and cash provided under secured credit facilities established by CIT Group/Business Credit, Inc. ("CIT") and BHC Interim Funding, L.P. ("BHC"), as well as cash from the issuance of unsecured promissory notes to certain individuals.

     On December 11, 2001, Aquent and its domestic subsidiaries entered into a Loan and Security Agreement with CIT providing for the establishment of a credit facility in the aggregate principal amount of up to $45,000,000, consisting of a $45,000,000 revolving loan facility and a $2,500,000 term loan. In addition, Aquent entered into a Loan and Security Agreement with BHC providing for a $6,000,000 term loan. Aquent used the proceeds from these loans to pay a significant portion of the purchase price for the shares of RWI Common Stock. In addition, proceeds from the CIT revolving credit facility will be used for ongoing working capital and general corporate purposes of Aquent and its subsidiaries. Each of the credit facilities is secured by a lien against substantially all of the assets of Aquent and its domestic subsidiaries.

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     RWI is a consulting firm providing business-focused IT solutions.  Aquent intends to continue RWI's business substantially in the manner conducted by RWI prior to the Merger.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference from the RWI Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2001. Aquent's press release dated December 11, 2001, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, is also incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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    (a)  Financial Statements of Businesses Acquired.
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         Not applicable.

    (b)  Pro Forma Financial Information.
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         Not applicable.

    (c)  Exhibits.
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         2.1   Agreement and Plan of Merger, dated as of October 5, 2001, among
               Aquent, Inc., JetElectro Acquisition Corp. and Renaissance Worldwide, Inc., incorporated by reference from Exhibit 2.1 to the Registrant's Form 8-K filed with the Securities and Exchange Commission on October 9, 2001. (1)

         99.1  Press Release for Consummation of the Merger.


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(1) The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. RWI will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2001                          REGISTRANT

                                                 RENAISSANCE WORLDWIDE, INC.

                                                 By: /s/ John H. Chuang
                                                    ----------------------------
                                                       John H. Chuang
                                                          President

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